Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Sadot Group, Inc to be filed on or about May 23, 2024, of our report dated March 20, 2024 on the financial statements of Sadot Group, Inc as of and for the years ended December 31, 2023 and 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kreit & Chiu CPA LLP

New York, NY
May 23, 2024